UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 30, 2009
Date of Report (Date of Earliest Event Reported)
The China Fund, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	811-05749 (Commission File Number)	000000000 (IRS Employer Identification Number)

c/o State Street Bank and Trust Company 2 Avenue de Lafayette, P.O. Box 5049, Boston, Massachusetts (Address of Principal Executive Offices)	02206-5049 (Zip Code)
1(888) 246-2255
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Section (c)(1)
     Mr. Brian D. O’Sullivan was appointed Assistant Treasurer of the Registrant on March 26, 2009.
Section (c)(2)
     Mr. O’Sullivan is 34 years of age. Prior to his appointment as Assistant Treasurer, Mr. O’Sullivan had not held any other positions or offices with the Registrant. No arrangements or understandings exist between Mr. O’Sullivan and the Registrant except the arrangements or understandings related to Mr. O’Sullivan as acting solely in his capacity as Assistant Treasurer. No family relationships exist between Mr. O’Sullivan and any director, officer or any other person nominated or chosen by the Registrant to become a director or officer.
     Mr. O’Sullivan’s business experience during the past five years is as follows: Vice President, State Street Bank and Trust Company, 12/06 — present; Assistant Vice President, State Street Bank and Trust Company, 03/04 – 12/06. None of the corporations or organizations at which Mr. O’Sullivan was employed is a parent, subsidiary or other affiliate of the Registrant.
     Mr. O’Sullivan has not engaged in any transactions or proposed transactions since the beginning of the Registrant’s last fiscal year in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
Section (c)(3)
     There is no material plan, contract or arrangement (whether or not written) to which Mr. O’Sullivan is a party or in which he participates that is entered into or material amendment in connection with his appointment as Assistant Treasurer or any grant or award to Mr. O’Sullivan or modification thereto, under any such plan, contract or arrangement in connection with such appointment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 30, 2009
/s/ Elizabeth A. Watson
Name:     Elizabeth A. Watson
Title:       Secretary